Exhibit 99.1

Alpine Immune Sciences and Kite Extend Research Term

of Collaboration to Create Next-Generation CAR-T and TCRs

SEATTLE, WA – October, 23, 2017— Alpine Immune Sciences, Inc. (NASDAQ:ALPN), a leading immunotherapy company focused on developing treatments for autoimmune diseases and cancer, today announced it has extended the research term of its worldwide research and license agreement with Kite, a Gilead (NASDAQ:GILD) company.

The research collaboration and license agreement, initiated in October 2015, grants Kite an exclusive license to two Alpine programs from Alpine’s Transmembrane Immunomodulatory Protein (TIP) program. The license allows Kite to further engineer these candidates into chimeric antigen receptor (CAR-T) and T cell receptor (TCR) product candidates.

The research term extension does not change the $535 million in up front and potential regulatory milestones payable to Alpine in the original agreement or royalties Alpine may earn on potential future sales of Kite products incorporating Alpine’s TIP technology. Kite will continue to have access to two programs from Alpine’s TIP technology for use in CAR-T and TCRs during the extended research term.

About Alpine Immune Sciences, Inc. Alpine Immune Sciences, Inc. is focused on developing novel protein-based immunotherapies using its proprietary Variant Ig Domain (vIgD) platform technology. The vIgD platform is designed to interact with multiple targets, including many present in the immune synapse. Alpine’s vIgDs are developed using a process known as directed evolution, which produces proteins capable of either enhancing or diminishing an immune response and thereby may potentially apply therapeutically to cancer, autoimmune, and inflammatory diseases. Alpine has also developed TIP technology, based on the vIgD platform, to potentially enhance engineered cellular therapies. For more information visit www.alpineimmunesciences.com/.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding Alpine’s platform technology, potential therapies, potential milestone and royalty payments, future development plans, and clinical and regulatory objectives. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “intend,” and other similar expressions among others. These forward-looking statements are based on current assumptions involving risks, uncertainties, and other factors that may cause actual results, events, or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: Alpine’s discovery-stage and pre-clinical programs may not advance into the clinic or result in approved products on a timely or cost-effective basis or at all; Alpine may not achieve additional milestone payments pursuant to its collaborations; the impact of competition; adverse conditions in the general domestic and global economic markets; as well as the other risks identified in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof, Alpine undertakes no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

“Transmembrane Immunomodulatory Protein,” “TIP,” “Variant Ig Domain,” “vIgD,” and the Alpine logo are registered trademarks or trademarks of Alpine Immune Sciences, Inc. in various jurisdictions. All other trademarks belong to their respective owners.

Contact:

Alpine Immune Sciences, Inc.

Investor Relations:

Pure Communications, Inc.

Courtney Dugan, 212-257-6723

cdugan@purecommunications.com

or

Media Relations:

W2O Group

Jennifer Paganelli, 347-658-8290

jpaganelli@w2ogroup.com